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                                                                    Exhibit 4.12

[COMPUSA INC. LETTERHEAD APPEARS HERE]

                                August 16, 1996


American Stock Transfer & Trust Company
40 Wall Street
New York, New York 10005
Attn: Susan Silber

     Re:  Rights Agreement

Ladies and Gentlemen:

     This is to inform you that, pursuant to Section 21 of the Rights Agreement between CompUSA Inc. (the "Company") and Bank One, Texas, N.A., dated as of April 29, 1994 (the "Rights Agreement"), the Company hereby appoints American Stock Transfer & Trust Company to serve as successor Rights Agent in replacement of and substitution for First Interstate Bank of Texas, N.A. (which succeeded Bank One, Texas, N.A., as Rights Agent on November 1, 1995), effective as of August 19, 1996. The address set forth above shall be substituted as the address for notice to you pursuant to Section 26 of the Rights Agreement. If you agree to such appointment and further agree to be bound by and perform in accordance with the terms and provisions of the Rights Agreement, please so signify by executing a copy of this letter in the space provided below.

                                        Very truly yours,

                                        CompUSA Inc.

                                        By:  /s/ Mark R. Walker
                                           ----------------------

                                        Title:  SR. V.P.-General Counsel
                                              --------------------------


     By its execution hereof, the undersigned hereby accepts appointment as of the date of this letter as Rights Agent pursuant to the Rights Agreement, and agrees that the undersigned is vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent thereunder.

American Stock Transfer & Trust Company

By:  Herbert J. Lemmer
   -----------------------------------

Title: /s/ Herbert J Lemmer
      --------------------------------
              VICE PRESIDENT